UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest

event reported) July 17, 2012

SINCLAIR BROADCAST GROUP, INC.

(Exact name of registrant)

Maryland	000-26076	52-1494660
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

10706 Beaver Dam Road

Hunt Valley, MD  21030

(Address of principal executive offices and zip code)

(410) 568-1500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SINCLAIR BROADCAST GROUP, INC.

Forward-Looking Information:

This Current Report on Form 8-K for Sinclair Broadcast Group, Inc. (the “Company”) contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. When used, the words outlook, intends to, believes, anticipates, expects, achieves, and similar expressions are intended to identify forward-looking statements and information. Such forward-looking information is subject to a number of risks and uncertainties. Actual results in the future could differ materially and adversely from those set forth in the forward-looking information as a result of various important factors, including and in addition to the assumptions set forth therein, but not limited to, the Company’s ability to satisfy the closing conditions, including obtaining required governmental approvals, for the acquisition of stations from Newport Television (“Newport”) disclosed herein, the Company’s ability to obtain financing to fund the Newport acquisition, the impact of changes in national and regional economies, the volatility in the U.S. and global economies and financial credit markets which impact the Company’s ability to forecast or refinance its indebtedness as it comes due, the Company’s ability to integrate acquired businesses and maximize operating synergies, successful execution of outsourcing agreements, pricing and demand fluctuations in local and national advertising, volatility in programming costs, the market acceptance of new programming, the CW Television and MyNetworkTV programming, the Company’s news share strategy, the Company’s local sales initiatives, the execution of retransmission consent agreements, the Company’s ability to identify and consummate investments in attractive non-television assets and to achieve anticipated returns on those investments once consummated, and any risk factors set forth in the Company’s recent reports on Form 8-K, Form 10-Q and/or Form 10-K, as filed with the Securities and Exchange Commission (the “Commission”). There can be no assurance that the assumptions and other factors referred to will occur and the Company undertakes no obligation to update such forward-looking information in the future except as required by law.

Item 1.01. Entry into a Material Definitive Agreement.

On July 19, 2012, Sinclair Broadcast Group, Inc. (the “Company”) entered into a definitive agreement to purchase the broadcast assets of six television stations owned and/or operated by Newport Television (“Newport”) for $412.5 million.  The six stations are located in five markets.  The transaction is expected to close no earlier than December 2012, subject to closing conditions, including without limitation approval of the Federal Communications Commission (“FCC”) and antitrust clearance.  There can be no assurance when the closing conditions will be satisfied, if at all.  The Company expects to finance the purchase price, less a $41.25 million deposit, through cash on hand along with a bank loan or by accessing the capital markets. The Company will also acquire Newport’s rights under the local marketing agreements with WLYH (CW 23) in Harrisburg, PA and KMTW (MNT 35) in Wichita, KS, as well as options to acquire the license assets. The purchase agreement includes other customary provisions, including representations and warranties, covenants and indemnification provisions.

The foregoing summary does not purport to be a complete statement of the terms and condition under the purchase agreement between the Company and Newport and the transactions contemplated thereby, and such summary is qualified in its entirety by reference to the purchase agreement, a copy of which will be attached as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2012.

Item 7.01. Regulation FD Disclosure.

On July 19, 2012, the Company issued a press release announcing the transactions disclosed in this Current Report on Form 8-K.  A copy of the press release is attached hereto as Exhibit 99.1.  The press release is furnished under this Item 7.01 of this Current Report on Form 8-K and shall not be deemed filed with the Commission for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.  The information contained therein shall not be incorporated by reference into any filing of the Company regardless of any general incorporation language in such filing, unless expressly incorporated by specific reference into such filing.

Item 8.01. Other Events.

On July 17, 2012, the Company entered into an agreement to purchase the assets of Bay Television, Inc. (Bay TV), which owns WTTA-TV (MNT) in the Tampa/St. Petersburg, Florida market, for $40.0 million.  Bay TV is owned primarily by the Company’s controlling shareholders.  As this transaction is between entities under common control, a fairness opinion was obtained by the board of directors. The transaction is expected to close in the fourth quarter of 2012, subject to approval of the FCC.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

The following exhibit shall be deemed to be furnished and not filed.

99.1        Press Release dated July 19, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SINCLAIR BROADCAST GROUP, INC.

By:	/s/ David R. Bochenek
Name:	David R. Bochenek
Title:	Vice President / Chief Accounting Officer

Dated: July 20, 2012